Exhibit 99.1

Amesite Inc. Announces Pricing of Initial Public Offering

Will Trade on the Nasdaq Capital Market Under Ticker “AMST”

ANN ARBOR, Mich., Sept. 25, 2020 (GLOBE NEWSWIRE) -- Amesite Inc. (the “Company”), an artificial intelligence software company providing online educational programs for higher education, announced today the pricing of its initial public offering of 3,000,000 shares of common stock at an offering price of $5.00 per share.  In addition, Amesite has granted the underwriters a 45-day option to purchase up to an additional 450,000 shares of common stock at the public offering price per share, less the underwriting discounts and commissions, to cover over-allotments, if any.

The shares of the Company’s common stock will begin trading on the Nasdaq Capital Market on September 25, 2020 under the ticker symbol “AMST”.

Laidlaw & Company (UK) Ltd. acted as the sole book-running manager for the offering.  The Benchmark Company, LLC acted as the co-manager for the offering.

The offering is being made solely by means of a prospectus. A copy of the final prospectus related to the offering may be obtained, when available, from Laidlaw & Company (UK) Ltd., 521 Fifth Ave., 12th Floor, New York, NY 10175, telephone: (212) 953-4917 or email: syndicate@laidlawltd.com.  Investors may also obtain these documents at no cost by visiting the Securities and Exchange Commission's (“SEC”) website at http://www.sec.gov.  Before you invest, you should read the prospectus and other documents the Company has filed or will file with the SEC for more complete information about the Company and the offering.

A registration statement on Form S-1 (File No. 333-248001) relating to this offering was filed with the SEC and was declared effective by the SEC on September 24, 2020.  This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Amesite Inc.

Amesite is a high tech artificial intelligence software company offering a cloud-based platform for college, university and business learning products to be cost-effectively and conveniently delivered to learners online and in hybrid online/on campus formats.  Amesite uses artificial intelligence technologies to provide customized environments for learners, easier-to-manage interfaces for instructors, and greater accessibility for learners in the US education market and beyond.  The Company leverages existing institutional infrastructures, adding mass customization and cutting-edge technology to provide cost-effective, accessible, scalable and improved experiences to learner.  For more information, visit https://amesite.com.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company, the Company’s planned online machine learning platform, the Company’s business plans, any future commercialization of the Company’s online learning solutions, potential customers, business objectives and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its planned platform are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Media Contact:
Robert Busweiler
Busweiler@sunshinesachs.com
631.379.6454